Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

[                     ], 2010

Tejon Ranch Co.

P. O. Box 1000

Lebec, California 93243

Ladies and Gentlemen:

We have acted as counsel to Tejon Ranch Co., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (No. 333-[            ]), as may be amended from time to time (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the distribution by the Company to its stockholders of transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase up to an aggregate of [        ] shares (the “Basic Shares”) of common stock, par value $0.50 per share (the “Common Stock”), of the Company (the “Rights Offering”). In the event the Rights Offering is over-subscribed, the Company may decide, in its sole discretion, to offer up to an additional [        ] shares of Common Stock of the Company (the “Over-Subscription Shares”) to fulfill over-subscription requests. The Over-Subscription Shares and the Basic Shares are referred to herein collectively as the “Rights Shares.” The Registration Statement relates to the Subscription Rights and the Rights Shares that may be issued and sold by the Company upon exercise of the Subscription Rights.

In arriving at the opinions expressed below, we have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company, of public officials and of such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions. We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law, including the statutory and other applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render this opinion. This opinion is limited to the effect of the current state of the Delaware General Corporation Law, and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	the Subscription Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

2.	the Rights Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of Subscription Rights as contemplated in the Prospectus, the Rights Shares will be validly issued, and fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

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